UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event Reported): November 19, 2014

CONCUR TECHNOLOGIES, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-25137	91-1608052
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

601 108th Avenue NE, Suite 1000 Bellevue, Washington	98004
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (425) 702-8808

Not Applicable

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

At the special meeting of stockholders held on November 19, 2014, the stockholders of Concur Technologies, Inc. (“Concur”) voted on the proposals set forth below. The proposals are described in detail in Concur’s proxy statement for the special meeting. The final results regarding each proposal are set forth below.

Proposal No. 1: To adopt the Agreement and Plan of Merger, dated as of September 18, 2014, by and among SAP America, Inc., a Delaware corporation (“SAP”), Congress Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of SAP, and Concur, as such agreement may be amended from time to time (“Merger Agreement”):

Votes For	Against	Abstain	Broker Non-Votes
48,618,831	27,900	562,304	—

Proposal No. 2: To approve, on a non-binding advisory basis, the compensation that may be paid or become payable to Concur’s named executive officers that is based on or otherwise relates to the merger, including the agreements and understandings with Concur pursuant to which such compensation may be paid or become payable:

Votes For	Against	Abstain	Broker Non-Votes
33,106,780	13,676,024	2,426,231	—

Proposal No. 3: To approve the adjournment of the special meeting to a later date, if the chairman of the special meeting determines that it is necessary or appropriate and is permitted by the Merger Agreement, to solicit additional proxies if there is not a quorum present or there are not sufficient votes in favor of the adoption of the Merger Agreement at the time of the special meeting.

Adjournment of the special meeting was not necessary or appropriate because there was a quorum present and there were sufficient votes at the time for the special meeting to adopt the Merger Agreement.

As previously disclosed, the merger is subject to the satisfaction or waiver of remaining closing conditions, which may be waived by the parties, including the receipt of a written notification issued by the Committee on Foreign Investment in the United States (“CFIUS”) that it has concluded its review of the transactions contemplated by the Merger Agreement, or CFIUS has concluded an investigation into such transactions without sending a report to the President of the United States, or the President has decided not to take any action to suspend or prohibit such transactions; provided, that written notification from CFIUS is not required if the period during which CFIUS or the President must act (“CFIUS Review Period”) shall have expired without any such action being threatened, announced or taken or the President shall have announced or communicated to Concur or SAP a decision not to take any action to suspend or prohibit the transactions contemplated by the Merger Agreement. Assuming no further review or investigation of the transactions contemplated by the Merger Agreement or other action to suspend or prohibit such transactions, the CFIUS Review Period will terminate on December 2, 2014.

Item 8.01. Other Events

In connection with the completion of the special meeting disclosed under Item 5.07 of this report, on November 19, 2014, Concur issued a press release announcing that at the special meeting Concur’s stockholders voted to approve the acquisition by SAP.

A copy of the press release issued is attached as Exhibit 99.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

99.1	Press Release dated November 19, 2014.

Safe Harbor Statement under the Private Securities Litigation Reform Act 1995:

Information and announcements in this report reflect Concur’s expectations, plans and intentions regarding the future and are forward-looking statements that involve risks and uncertainties. All forward-looking statements included in this report are based upon information available to Concur as of the date of filing of this report, and Concur assumes no obligation to update any such forward-looking statements. These statements are not guarantees of future performance and actual results could differ materially from Concur’s expectations. Factors that could cause or contribute to outcomes that differ materially from current expectations include, but are not limited to the pendency of the Merger Agreement or the failure to complete the merger with SAP. Factors and risks associated with Concur’s business are discussed in Concur’s Annual Report on Form 10-K for the year ended September 30, 2014, which is on file with the SEC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONCUR TECHNOLOGIES, INC.

DATE: November 20, 2014	By:	/s/ Francis J. Pelzer V
Francis J. Pelzer V
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release dated November 19, 2014.